
<ARTICLE>		6
<CIK>		0000948336
<NAME>		"Strong Institutional Funds, Inc."
<SERIES>
   <NUMBER>		1
   <NAME>		Strong Institutional Money Fund
<MULTIPLIER>		1,000

<PERIOD-TYPE>		Year
<FISCAL-YEAR-END>		Feb-28-1997
<PERIOD-START>		Mar-01-1996
<PERIOD-END>		Feb-28-1997
<INVESTMENTS-AT-COST>		279730
<INVESTMENTS-AT-VALUE>		279730
<RECEIVABLES>		1367
<ASSETS-OTHER>		92
<OTHER-ITEMS-ASSETS>		0
<TOTAL-ASSETS>		281189
<PAYABLE-FOR-SECURITIES>		0
<SENIOR-LONG-TERM-DEBT>		0
<OTHER-ITEMS-LIABILITIES>		1354
<TOTAL-LIABILITIES>		1354
<SENIOR-EQUITY>		0
<PAID-IN-CAPITAL-COMMON>		279835
<SHARES-COMMON-STOCK>		279835
<SHARES-COMMON-PRIOR>		127461
<ACCUMULATED-NII-CURRENT>		0
<OVERDISTRIBUTION-NII>		0
<ACCUMULATED-NET-GAINS>		0
<OVERDISTRIBUTION-GAINS>		0
<ACCUM-APPREC-OR-DEPREC>		0
<NET-ASSETS>		279835
<DIVIDEND-INCOME>		0
<INTEREST-INCOME>		10406
<OTHER-INCOME>		0
<EXPENSES-NET>		(379)
<NET-INVESTMENT-INCOME>		10027
<REALIZED-GAINS-CURRENT>		0<F1><F2>
<APPREC-INCREASE-CURRENT>		0
<NET-CHANGE-FROM-OPS>		7579
<EQUALIZATION>		0
<DISTRIBUTIONS-OF-INCOME>		(10,027)
<DISTRIBUTIONS-OF-GAINS>		0
<DISTRIBUTIONS-OTHER>		0
<NUMBER-OF-SHARES-SOLD>		1126703
<NUMBER-OF-SHARES-REDEEMED>		(981,309)
<SHARES-REINVESTED>		6980
<NET-CHANGE-IN-ASSETS>		152374
<ACCUMULATED-NII-PRIOR>		0
<ACCUMULATED-GAINS-PRIOR>		0
<OVERDISTRIB-NII-PRIOR>		0
<OVERDIST-NET-GAINS-PRIOR>		0
<GROSS-ADVISORY-FEES>		633
<INTEREST-EXPENSE>		0
<GROSS-EXPENSE>		951
<AVERAGE-NET-ASSETS>		184304
<PER-SHARE-NAV-BEGIN>		1.00
<PER-SHARE-NII>		0.05
<PER-SHARE-GAIN-APPREC>		0.00<F1><F2>
<PER-SHARE-DIVIDEND>		(0.05)
<PER-SHARE-DISTRIBUTIONS>		0.00
<RETURNS-OF-CAPITAL>		0.00
<PER-SHARE-NAV-END>		1.00
<EXPENSE-RATIO>		0.2<F3>

<F1>On 1/31/97, the Advisor purchased a security from the Fund for $2,448,000 in excess of the security's fair (cont. at <F2>)
<F2>value. The Fund recorded a real. loss on the sale & capital contrib. of equal amounts from the Advisor. Per share effect=0.01.
<F3>Expense ratio without waivers & absorptions would have been 0.5%.

<AVG-DEBT-OUTSTANDING>		0
<AVG-DEBT-PER-SHARE>		0



























